Exhibit 99.1

INTERNAP NETWORK SERVICES CORPORATION TO FILE FORM 12B-25 TO
EXTEND FILING DUE DATE OF ITS 2007 ANNUAL REPORT ON FORM 10-K

Expects to File 10-K within Automatic 15-Day Extension Period

ATLANTA, GA – (March 18, 2008) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast, reliable, end-to-end Internet business solutions, today announced that it is filing a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, or SEC, relating to its Annual Report on Form 10-K for the year ended December 31, 2007. This filing automatically extends the March 17, 2008 filing due date for up to 15 calendar days under SEC rules. Internap expects to file its Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC within this extension period.

The preparation of the financial statements of Internap Network Services Corporation (“Internap” or the “Company”) has been delayed principally due to requests for customer credits subsequent to year end.  The Company is analyzing the adequacy of its sales return allowance for the period ended December 31, 2007 in light of such requests. The analysis has affected the timetable for completion of Internap’s financial statements and the related audit. This delay prevented Internap’s management from completing the financial and other disclosures necessary to enable the Company to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “10-K”) by the March 17, 2008 due date. As a result of its ongoing analysis described above, Internap’s management has preliminarily concluded that Internap will increase its 2007 sales return allowance by between $1 and $2 million. Management’s analysis of this matter, including its assessment of any potential control implications, and its impact on specific reporting periods, including the individual quarters of 2007, is still ongoing and subject to change.

Additionally, in completing the Company’s financial statements for 2007 following its release of earnings information on February 28, the Company identified interest income of $0.4 million that it had not correctly recognized in the statement of operations. The Company recognized $0.4 million as unrealized gain in other comprehensive income within stockholders’ equity and should have recorded this amount as accretion of interest income in the 2007 statement of operations.  The Company also should have recorded an additional amount of less than $0.1 million as accrued interest.

        The Company will update its outlook for the remainder of 2008 in its earnings release for the first quarter of 2008 and during the associated conference call.

About Internap

Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network (CDN), and content monetization services, Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,800 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is "Making Innovation Possible." For more information, visit www.internap.com.

Internap "Safe Harbor" Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our completion of our financial statements, the filing of our Annual Report on Form 10-K and our estimates of the amount of the sales credits at issue, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

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Press Contact:	Investor Contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com

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